Territory of The British Virgin Islands

The BVI Business Companies Act, 2004

ARTICLES OF MERGER

These Articles of Merger entered into on 25 February 2013 between China Dredging Group Co., Ltd (the "**Surviving Company**"), a company limited by shares and registered under the BVI Business Companies Act, 2004 (as amended) (the "**Act**"), and China Growth Dredging Sub Limited, a company limited by shares and registered under the Act (the "**Merging Company**").

1. The parties hereto do hereby adopt the Plan of Merger a copy of which is attached at Schedule 1 hereto to the intent that the merger shall be effective on 25 FEBRUARY 2013, or such later date as approved by the Registrar of Corporate Affairs (the "**Effective Date**").

2. The Memorandum and Articles of Association of the Surviving Company were registered with the Registrar of Corporate Affairs on 10 April 2010, and amended and restated on 25 October 2010 and 14 December 2012.

3. The Memorandum and Articles of Association of the Merging Company were registered with the Registrar of Corporate Affairs on 21 September 2012.

4. The Merger was approved for the Surviving Company by Resolution of Directors dated 20 February 2013.

5. The Merger was approved for the Merging Company by Resolution of Directors dated 20 February 2013.

6. The Merger was approved for the Surviving Company by Resolution of Members dated 20 February 2013.

7. The Merger was approved for the Merging Company by Resolution of Members dated 20 February 2013.

8. The Merging Company and the Surviving Company have complied with all the applicable provisions of the laws of the British Virgin Islands to enable them to merge upon the Effective Date.

9. The name and the memorandum and articles of association of the Surviving Company upon the consummation and effectiveness of this Merger shall remain unchanged.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 25 February 2013.

SIGNED for and on behalf of) 卓新荣
China Dredging Group Co., Ltd)
By Zhuo, Xinrong) Director

SIGNED for and on behalf of) ____________
China Growth Dredging Sub Limited)
By) Director

REGISTRAR OF CORPORATE AFFAIRS
REGISTERED
FSC
BVI FINANCIAL SERVICES COMMISSION

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 25th February 2013.

SIGNED for and on behalf of)
China Dredging Group Co., Ltd) ______________________
By) Director

SIGNED for and on behalf of)
China Growth Dredging Sub Limited) ______________________
By JIN SHI) Director

Schedule 1

Plan of Merger

Territory of The British Virgin Islands

The BVI Business Companies Act, 2004

PLAN OF MERGER

This Plan of Merger is made on 25th February 2013 between China Dredging Group Co., Ltd (the "**Surviving Company**"), a company limited by shares and registered under the BVI Business Companies Act, 2004 (as amended) (the "**Act**"), and China Growth Dredging Sub Limited, a company limited by shares and registered under the Act (the "**Merging Company**").

WHEREAS the Merging Company is a BVI Business Company registered and existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of Section 170 of the Act.

WHEREAS the Surviving Company is a BVI Business Company registered and existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of Section 170 of the Act.

WHEREAS the Memorandum and Articles of Association of the Surviving Company were registered with the Registrar of Corporate Affairs on 10 April 2010, and amended and restated on 25 October 2010 and 14 December 2012.

WHEREAS the Memorandum and Articles of Association of the Merging Company were registered with the Registrar of Corporate Affairs on 21 September 2012.

WHEREAS the directors of the parties hereto deem it desirable and in the best interest of the companies and their members, as the case may be, that the Merging Company be merged into Surviving Company.

NOW THEREFORE this Plan of Merger provides as follows:

1. The constituent companies to this Plan of Merger are the Surviving Company and the Merging Company.

2. The surviving company is China Dredging Group Co., Ltd.

3. The Surviving Company has 52,677,323 ordinary shares and 10,012,987 Class A Preferred Shares in issue. All the ordinary shares and are entitled to vote on the merger.

4. The Merging Company has one share of no par value in issue, which is entitled to vote on the merger as one class.

5. Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the Merging Company and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

6. The terms and conditions of the merger are as follows:

(a) each share issued and outstanding in the Surviving Company on the effective date of the merger shall be redeemed and cancelled in consideration for the issuance of 52,000,000 shares by China Growth Equity Investment Ltd., a Cayman Islands exempted company incorporated with limited liability (**"China Growth"**); and

(b) the one share of the Merging Company in issue shall be redeemed and cancelled and contemporaneously with the redemption and cancellation as set out in Clause 6(a) above, the Surviving Company shall issue one fully paid share to China Growth.

7. The constitutional documents of the Surviving Company in effect on the effective date shall be the constituent documents of the Surviving Company until the same shall be altered or amended or until new constitutional documents are adopted as provided therein.

8. This Plan of Merger shall be submitted to the members of both the Surviving Company and Merging Company for their approval by a resolution of members.

9. The merger shall be effective as provided by the law of the British Virgin Islands.

10. This Plan of Merger may be executed in counterparts.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this 25th February 2013.

卓新荣

SIGNED for and on behalf of)
China Dredging Group Co., Ltd)
By XINRONG ZHUO) Director

SIGNED for and on behalf of)
China Growth Dredging Sub Limited)
By JIN SHI) Director

P.O. Box 4649, Road Town
Tortola VG1110
British Virgin Islands
T: +1 284 494 1890
F: +1 284 494 1316

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By Email

The Registrar
Registry of Corporate Affairs
Pasea Estate
Road Town
Tortola
British Virgin Islands

24 February 2013

Dear Sirs

China Growth Dredging Sub Limited ("Company") - Merger

We write in connection with the Company for which we act as Registered Agent and provide the Registered Office. The Company is currently in the process of being merged with and into China Dredging Group Co., Ltd, a company incorporated in the British Virgin Islands (the "**Surviving Company**"), for which Maples Corporate Services (BVI) Limited acts as Registered Agent and provides the Registered Office.

We confirm, in our capacity as registered agent and registered office of the Company, that we have no objections to the merger and hereby consent to the filing of the Articles of Merger and Plan of Merger for and on behalf of the Company by Maples Corporate Services (BVI) Limited.

Yours faithfully

FH Corporate Services Ltd

FH Corporate Services Ltd